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                                                                    EXHIBIT 10.8

                               FIRST AMENDMENT TO
                         AMENDED AND RESTATED INDENTURE

         This First Amendment to Amended and Restated Indenture, dated as of April 15, 2003 (this "Amendment"), is among MicroFinancial Incorporated, a Massachusetts corporation (the "Servicer"), MFI Finance Corp. I, a Massachusetts corporation (the "Issuer"), Wells Fargo Bank Minnesota, National Association ("Wells Fargo" or the "Back-up Servicer"), and Wells Fargo, as indenture trustee (in such capacity, the "Indenture Trustee").

         WHEREAS, the parties hereto are parties to the Amended and Restated Indenture, dated as of March September 1, 2001 (as amended, restated, or supplemented from time to time, the "Indenture"), which is currently supplemented by the (a) Supplement to Indenture, Contract Backed Notes, Series 2000-2, dated as of December 1, 2000, among the parties to the Indenture, (b) Supplement to Indenture, Contract-Backed Notes, Class A, Series 2001-3, dated as of September 1, 2001, among the parties to the Indenture, and (c) Supplement to Indenture, Contract-Backed Notes, Class B, Series 2001-4, dated as of September 1, 2001, among the parties to the Indenture;

         WHEREAS, Ambac Assurance Corporation (the "Note Insurer") is currently the "Controlling Party" as defined in the Indenture;

         WHEREAS, Section 9.01(i) of the Indenture permits the parties to the Servicing Agreement to amend the definition of "Trigger Event" contained in the Indenture, with the consent of the Controlling Party, but without requiring the consent of the noteholders under the Indenture, so long as (a) such amendment will not have a material adverse effect on any Noteholder, (b) no Note Insurer Default has occurred and is continuing with respect to any Series of Class A Notes then Outstanding, and (c) the Rating Agency Condition has been met with respect to all Series then Outstanding;

         WHEREAS, "Rating Agency Condition" means, with respect to any action and a Series of Notes, that each Rating Agency with respect to such Series shall have been given ten Business Days (or such shorter period as is acceptable to such Rating Agency) prior notice thereof and that no Rating Agency shall have notified the Issuer, the Servicer, the Indenture Trustee or the Note Insurer in writing that such action will result in a qualification, reduction or withdrawal of its then-current rating, whether explicit or implied (including any notice to the Note Insurer regarding the "shadow rating") of such Series of Notes;

         WHEREAS, the agent and lenders party to the Credit Agreement have negotiated an amendment thereto in which the agent and lenders permanently waive certain defaults or events of default thereunder, and the Credit Agreement is amended (a) to contain a modified payment schedule, (b) to eliminate the financial covenants previously contained therein, and (c) adds certain reporting and other covenants; and

         WHEREAS, the agents and lenders have, as a condition to effectiveness of such amendment, required that the Note Insurer, as the Controlling Party under the Transaction Documents, waive and instruct the Indenture Trustee to waive, certain existing or future Events of Default (as defined in the Insurance Agreements referred to therein), Servicer Events of Default and Trigger Events described therein, and pursuant to a letter agreement dated as of April __, 2003 (the "Ambac Waiver"), the Note Insurer has done so;

         WHEREAS, the Note Insurer has requested that the Indenture be amended as provided for herein to document fully the effect of such waivers; and

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         WHEREAS, (a) the Note Insurer has issued Note Insurance Policies with respect to the Issuer's (i) Contract Backed Notes, Series 2000-2, and (ii) Contract-Backed Notes, Class A, Series 2001-3, which are the only Series of Class A Notes currently Outstanding; and (b) no Note Insurer Default has occurred and is continuing with respect to either of such Series; and

         WHEREAS, the only remaining Series of Notes currently Outstanding is the Issuer's Contract- Backed Notes, Class B, Series 2001-4 (the "Class B Notes");

         WHEREAS, pursuant to Section 12.02(d) of the Indenture, absent the Controlling Party's waiver, no payment would be made on the Class B Notes on or after the first payment date following initial occurrence of the aforementioned Trigger Events until such time as all Outstanding Class A Notes had been paid in full; and

         WHEREAS, the parties hereto have determined that the amendments provided for herein are of a type permitted by Section 9.01(i) of the Indenture without requiring the consent of the Noteholders under the Indenture.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS.

         Each capitalized term used and not otherwise defined herein has the meaning ascribed thereto in the Indenture.

SECTION 2.        AMENDMENTS TO INDENTURE.

         Effective as of the date hereof, Section 1.01 of the Indenture is amended so that:

         (a) the definition of "Net Worth Requirement" is removed therefrom; and

         (b) clause (d) of the definition of "Trigger Event" shall read in its entirety as follows:

                  "(d)     [Intentionally omitted];".

SECTION 3.        REPRESENTATIONS AND WARRANTIES.

         Each party by executing and delivering this Amendment represents and warrants that the person executing and delivering this Amendment on behalf of such party is duly authorized to do so, such party has full right and authority to enter into this Amendment and to consummate the transaction described in this Amendment, and this Amendment constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms.

SECTION 4.        MISCELLANEOUS.

         (a) Ratification of Indenture. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Indenture and, except as expressly modified and superseded by this Amendment, the Indenture is ratified and confirmed in all

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respects and shall continue in full force and effect.

         (b) References. The Indenture and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Indenture as amended hereby, are hereby amended so that any reference in such agreements to the Indenture shall mean a reference to the Indenture as amended hereby.

         (c) Counterparts. This Amendment may be executed in multiple counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

         (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the application of choice of law principles of any jurisdiction.

         (e) Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the Issuer, the Servicer, the Indenture Trustee, the Back-up Servicer, the Note Insurer, and the Noteholders and their respective successors and permitted assigns.

         (f) Effectiveness; Notice to Rating Agencies and Others. Upon satisfaction of the Rating Agency Condition, this Amendment shall be effective, retroactive to the date first above written. The Servicer shall cause a conformed copy of this executed Amendment to be: (a) delivered to the Rating Agencies via facsimile transmission, promptly upon its execution and delivery, and (b) sent to the Indenture Trustee, the Note Insurer, and each Noteholder via facsimile transmission and first class U.S. mail promptly upon satisfaction of the Rating Agency Condition.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Indenture to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                           ISSUER

                                           MFI FINANCE CORP. I

                                           By: /S/ Peter R. von Bleyleben
                                               ---------------------------------

                                           Name: Peter R. von Bleyleben

                                           Title: President

                                           SERVICER

                                           MICROFINANCIAL INCORPORATED

                                           By: /S/ James R. Jackson
                                               ---------------------------------

                                           Name: James R. Jackson

                                           Title: CFO

                                           INDENTURE TRUSTEE

                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION, as indenture
                                           trustee

                                           By: /S/ Cheryl Zimmerman
                                               ---------------------------------

                                           Name: Cheryl Zimmerman

                                           Title: Corporate Trust Officer

                                           BACK-UP SERVICER

                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION

                                           By: /S/ Cheryl Zimmerman
                                               ---------------------------------
                                           Name: Cheryl Zimmerman
                                           Title: Corporate Trust Officer


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                                           CONSENTED TO BY:

                                           AMBAC ASSURANCE CORPORATION

                                           By: /S/ Harris C. Mehos
                                               ---------------------------------
                                           Name: Harris C. Mehos
                                           Title: First Vice President

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